   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1995.

                                                  REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         J.P. MORGAN & CO. INCORPORATED
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                        13-2625764
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)

                 60 WALL STREET, NEW YORK, NEW YORK 10260-0060
                                 (212) 483-2323
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              EDWARD J. KELLY III
                                   SECRETARY
                         J.P. MORGAN & CO. INCORPORATED
                 60 WALL STREET, NEW YORK, NEW YORK 10260-0060
                                 (212) 648-8423
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                            MARGARET M. FORAN, ESQ.
                  VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                         J.P. MORGAN & CO. INCORPORATED
                                 60 WALL STREET
                         NEW YORK, NEW YORK 10260-0060

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                             ---------------------
    If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED             PER UNIT           OFFERING PRICE     REGISTRATION FEE
  ------------------------------------------------------------------------------------------------------------------------
Debt Securities, Warrants to Purchase
  Debt Securities, Series Preferred
  Stock, Preferred Stock and Depositary
  Share Warrants and Currency
  Warrants.............................  $2,740,000,000(1)(3)        100%(2)        $2,740,000,000(2)(3)      $548,000
------------------------------------------------------------------------------------------------------------------------
Depositary Shares......................          (4)                  None                  None                None
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Or, if any securities are issued at original issue discount, such greater amount as shall result in an initial aggregate offering price of $2,740,000,000 to the Issuer. There are being registered hereunder such indeterminate number of shares of Series Preferred Stock, as may from time to time (including shares of Series Preferred Stock which may be issued upon exercise of Preferred Stock Warrants) be issued as indeterminate prices, but with an aggregate initial offering price not to exceed $2,740,000,000.
(2) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(3) In U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units.
(4) There are also being registered hereunder such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts to be issued pursuant to a Deposit Agreement. In the event the Issuer elects to offer to the public fractional interests in shares of the Series Preferred Stock registered hereunder, Depositary Receipts will be distributed to these persons purchasing such fractional interests and the shares of the Series Preferred Stock will be issued to the Depositary under the Deposit Agreement.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                         J.P. MORGAN & CO. INCORPORATED

         DEBT SECURITIES, WARRANTS TO PURCHASE DEBT SECURITIES, SERIES
        PREFERRED STOCK, DEPOSITARY SHARES, WARRANTS TO PURCHASE SERIES
           PREFERRED STOCK OR DEPOSITARY SHARES AND CURRENCY WARRANTS

     J.P. Morgan & Co. Incorporated ("J.P. Morgan") may from time to time offer its senior debt securities (the "Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities") (the Debt Securities and the Subordinated Debt Securities are collectively known as the "J.P. Morgan Debt Securities"), warrants to purchase J.P. Morgan Debt Securities (the "Debt Warrants"), one or more series of its series preferred stock (the "Series Preferred Stock"), interests in which may be represented by depositary shares (the "Depositary Shares"), warrants to purchase shares of Series Preferred Stock or Depositary Shares (together the "Preferred Stock Warrants") and Currency Warrants (the "Currency Warrants"), for issuance and sale, at an aggregate initial public offering price not to exceed $2,740,000,000, on terms determined by market conditions at the time of sale. J.P. Morgan Debt Securities and Debt Warrants are collectively called the "Securities". As used herein, Securities shall include Securities denominated in U.S. dollars or, at the option of J.P. Morgan if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to currencies, including European Currency Units (ECU). With respect to the J.P. Morgan Debt Securities as to which this Prospectus is being delivered, the specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, coin or currency or currency units in which principal and interest will be paid, purchase price and any terms for mandatory or optional redemption (including any sinking fund) of any J.P. Morgan Debt Securities, the exercise price and terms of any Debt Warrants and any other specific terms of the Securities are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). If series preferred stock is offered, the Prospectus Supplement will set forth the specific title, number of shares of series preferred stock and number of Depositary Shares, if any, any dividend, liquidation, redemption, conversion, voting or other rights, the initial public offering price and any other terms of the offering. If Preferred Stock Warrants or Currency Warrants are offered, the Prospectus Supplement will set forth the number offered, a description (if applicable) of the Series of Preferred Stock for which each is exercisable, the exercise price and duration. The Securities, the Series Preferred Stock, the Depositary Shares, the Preferred Stock Warrants and the Currency Warrants are hereinafter collectively known as the "Offered Securities".
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through one or more managing underwriters, acting alone or with other underwriters. See "Plan of Distribution". Any such agents or dealers, and any underwriters, are set forth in the Prospectus Supplement. If an agent of J.P. Morgan or a dealer or underwriter is involved in the offering of the Offered Securities in connection with which this Prospectus is being delivered, the agent's commission, dealer's purchase price or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to J.P. Morgan from such sale will be the purchase price of such Offered Securities less such commission in the case of an agent, the purchase price of such Offered Securities in the case of a dealer, and the public offering price less such discount in the case of an underwriter and less, in each case, the other expenses of J.P. Morgan associated with such issuance and distribution.

     The aggregate proceeds to J.P. Morgan from all the Offered Securities sold will be the purchase price of such Offered Securities excluding any agents' commissions, any underwriters' discounts and the other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

November   , 1995

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY J.P. MORGAN OR BY ANOTHER PERSON.

                             AVAILABLE INFORMATION

     J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning J.P. Morgan may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which J.P. Morgan has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and J.P. Morgan's Reports on Form 8-K dated January 12, 1995, February 14, 1995, February 27, 1995, April 13, 1995, May 23, 1995, June 21, 1995, July 13, 1995, July 18,
1995 and October 12, 1995 heretofore filed pursuant to Section 13 of the 1934
Act.

     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. MORGAN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, J.P. MORGAN & CO. INCORPORATED, 60 WALL STREET, NEW YORK, NEW YORK 10260-0060. TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 648-3380.

                         J.P. MORGAN & CO. INCORPORATED

     J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for a group of global subsidiaries that provide a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are summarized below.

FINANCE AND ADVISORY

     J.P. Morgan provides strategic advice and capital raising services to its broad range of clients. J.P. Morgan advises clients on the financial and business implications of corporate strategies, which may result in mergers, acquisitions, divestitures, recapitalizations, privatizations, joint ventures, and restructurings. J.P. Morgan also provides advice on defensive strategies and analysis and research on capital structure. J.P. Morgan structures and executes financing strategies in markets throughout the world. These strategies may involve commercial paper, syndicated loans, private placements, and the underwriting of both debt and equity, as well as other financing techniques. J.P. Morgan also extends credit, accepts deposits, and provides a variety of other banking and financial services.

SALES AND TRADING

     J.P. Morgan is an active participant, as a principal and as an agent for clients, in the markets for all major financial instruments, and it engages in hedging and managing a wide variety of financial risks both for clients and its own account. J.P. Morgan trades debt and equity securities in U.S. and international markets, and it distributes these securities to investors. J.P. Morgan structures, executes and makes markets in swaps, options, and other derivative instruments, and it buys and sells foreign currencies, conducting all of these transactions with clients and counterparties around the world. J.P. Morgan also trades certain commodities, and it buys and sells the loans of emerging market countries and other debtors. Market activities for clients and for its own account are supported by credit, economic, market, and fundamental industry and company research.

ASSET MANAGEMENT AND SERVICING

     J.P. Morgan provides investment management services to institutional investors and investment management and fiduciary services to private clients, consisting of wealthy individuals, their families, and their businesses. J.P. Morgan manages employee benefit plans for corporations, state and local governments, and unions. Investment management services are also provided to a broad spectrum of other institutional investors, including foundations, endowments, sovereign governments, and insurance companies. Discretionary and nondiscretionary investment management services, credit and deposit products, and investment banking services are provided to private clients as well as fiduciary services, consisting of generational planning and trust and estate administration services.

     J.P. Morgan provides clients with a variety of operational capabilities, including securities custody, clearing and settlement, and securities lending. In the second and third quarters of 1995, J.P. Morgan agreed to sell its U.S., U.K. and global securities custody businesses, its local custody and securities clearing businesses in Continental Europe, and its U.S. commercial paper issuing and paying agency business. These sales are expected to produce a net gain to be recorded over time, and are expected to have no material effect on J.P. Morgan's ongoing consolidated results. J.P. Morgan also announced that it will outsource certain cash and check-processing services. However, J.P. Morgan will continue to provide operational services that complement the core global banking activities, such as the administration of American and other depositary receipts as well as U.S. money transfer, and global trust and agency services. J.P. Morgan's role as operator of the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, will not be affected by these actions. J.P. Morgan also serves as a futures commission merchant in the execution and clearance of futures contracts on major futures exchanges worldwide.

EQUITY INVESTMENTS

     J.P. Morgan invests in debt and equity securities for its own account. The firm acquires equity securities for investment purposes primarily through private placements, recapitalizations, and corporate restructurings.

ASSET AND LIABILITY MANAGEMENT

     Asset and liability management activities include managing the interest rate risk that arises from the firm's interest-rate-sensitive assets and liabilities. A variety of instruments, both on- and off-balance-sheet, in numerous currencies and used in an integrated manner to achieve the firm's objectives.

REGULATION

     J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

     The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

     Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System. It and J.P. Morgan Delaware, another wholly owned subsidiary of J.P. Morgan, are members of the Federal Deposit Insurance Corporation ("FDIC"). Their businesses are subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty and J.P. Morgan Delaware within the meaning of the applicable federal statutes. Such banks are subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

     Among other wholly owned subsidiaries:

          JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

          J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

          J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

          J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

          The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number is (212) 483-2323.

CONSOLIDATED RATIOS

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                 NINE MONTHS
                                                    ENDED
                                                  SEPTEMBER             YEAR ENDED DECEMBER 31,
                                                     30,        ---------------------------------------
                                                     1995       1994   1993     1992      1991     1990
                                                 ------------   ----   ----     ----      ----     ----
Excluding Interest on Deposits.................      1.34       1.40   1.70(a)  1.53(b)   1.42(c)  1.25(d)
Including Interest on Deposits.................      1.23       1.28   1.46(a)  1.31(b)   1.23(c)  1.14(d)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.
(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and
    1.39 including interest on deposits.
(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was
    1.43 excluding interest on deposits and 1.24 including interest on deposits.
(d) For the year ended December 31, 1990, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for trading swaps, was 1.32 excluding interest on deposits and
    1.17 including interest on deposits.

  CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                                                 NINE MONTHS
                                                    ENDED
                                                  SEPTEMBER             YEAR ENDED DECEMBER 31,
                                                     30,        ---------------------------------------
                                                     1995       1994   1993     1992      1991     1990
                                                 ------------   ----   ----     ----      ----     ----
Excluding Interest on Deposits.................      1.33       1.39   1.69(a)  1.52(b)   1.40(c)  1.24(d)
Including Interest on Deposits.................      1.23       1.27   1.46(a)  1.31(b)   1.22(c)  1.13(d)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.
(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.
(c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.
(d) For the year ended December 31, 1990, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for trading swaps, was 1.31 excluding interest on deposits and 1.17 including interest on deposits.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries. Pending such use, J.P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

                   DESCRIPTION OF J.P. MORGAN DEBT SECURITIES

     The Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of August 15, 1982 and all indentures supplemental thereto, including the First Supplemental Indenture dated as of May 5, 1986 (collectively referred to as the "Debt Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (the "Debt Trustee"). The Subordinated Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of March 1, 1993, and any indentures supplemental thereto, (the "Subordinated Indenture"), between J.P. Morgan and First Trust of New York, National Association, successor to Citibank, N.A., as Trustee (the "Subordinated Trustee"). The Debt Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and the Debt Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The following statements are subject to the detailed provisions of the Indentures, copies of which are filed as exhibits to the Registration Statement, and to the provisions of the Trust Indenture Act of 1939, as amended. Wherever references are made to particular provisions of the Indentures, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain capitalized terms used herein are defined in the Indentures. References in italics are to sections or articles of the Indentures.

GENERAL

     Each Indenture does not limit the amount of J.P. Morgan Debt Securities that may be issued thereunder and provides that J.P. Morgan Debt Securities may be issued in series thereunder up to the aggregate principal amount that may be authorized from time to time by J.P. Morgan. Reference is made to the Prospectus Supplement for the following terms of each series of J.P. Morgan Debt Securities in respect of which this Prospectus is being delivered: (1) whether the J.P. Morgan Debt Securities are Debt Securities or Subordinated Debt Securities; (2) the designation, aggregate principal amount and authorized denominations of such J.P. Morgan Debt Securities; (3) the purchase price of such J.P. Morgan Debt Securities (expressed as a percentage of the principal amount thereof); (4) the date on which such J.P. Morgan Debt Securities will mature; (5) the rate or rates per annum at which such J.P. Morgan Debt Securities will bear interest, if any, or the method by which such interest will be determined; (6) the coin or currency or units based on or relating to currency units (including ECU) for which J.P. Morgan Debt Securities may be purchased and in which payment of principal and interest will be made; (7) the dates on which such interest, if any, will be payable; (8) the terms of any mandatory or optional redemption (including any sinking fund); (9) whether the J.P. Morgan Debt Securities will be issued in fully registered form without coupons attached or in bearer form with coupons; (10) the restrictions, if any, applicable to the exchange of J.P. Morgan Debt Securities of one form for another and to the offer, sale and delivery of the J.P. Morgan Debt Securities; (11) whether and under what circumstances J.P. Morgan will pay additional amounts on J.P. Morgan Debt Securities in the event of certain developments with respect to United States withholding tax or information reporting laws; (12) whether J.P. Morgan may redeem the J.P. Morgan Debt Securities in the event of such developments; and
(13) any other specific terms. If a Prospectus Supplement specifies that J.P. Morgan Debt Securities are denominated in a currency other than U.S. dollars or in a currency unit, such Prospectus Supplement shall also specify the coin or currency or currency unit in which the principal, premium, if any, and interest, if any, on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Unless otherwise specified, principal and interest, and additional amounts, if any, will be payable at the office of First Trust of New York, National Association in New York City, provided that payment of interest on any J.P. Morgan Debt Securities in registered form may be made at the option of J.P. Morgan by check mailed to the registered holders.

     Some of the J.P. Morgan Debt Securities may be issued as original issue discount J.P. Morgan Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Federal income tax, accounting and other special considerations applicable to any such original issue discount J.P. Morgan Debt Securities will be described in the Prospectus Supplement relating thereto.

     J.P. Morgan Debt Securities may be presented for exchange, and registered J.P. Morgan Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the J.P. Morgan Debt Securities and the Prospectus Supplement. J.P. Morgan Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any exchange of the J.P. Morgan Debt Securities or transfer of J.P. Morgan Debt Securities in registered form, but J.P. Morgan may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.8 of the Indentures)

     The Indentures and Debt Securities will not contain any provision that would require J.P. Morgan to repurchase or redeem or otherwise modify the terms of the Debt Securities upon a change in control or other events involving J.P. Morgan that may adversely affect the credit quality of J.P. Morgan.

SUBORDINATED DEBT SECURITIES

  Subordination

     The Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior Indebtedness (as defined below) of J.P. Morgan and, in certain circumstances relating to the bankruptcy or insolvency of J.P. Morgan, the Derivative Obligations (as defined below), whether outstanding as of this date or hereafter incurred. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

     The Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness of J.P. Morgan. In certain events of bankruptcy or insolvency of J.P. Morgan, the Subordinated Debt Securities will also be subordinate in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of Derivative Obligations (as defined below). No payment pursuant to the Subordinated Debt Securities may be made and no holder of the Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2. of the Subordinated Indenture)

     Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, (i) the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Subordinated Debt Securities and (ii) if, after giving effect to the operation of clause (i) above, amounts remain available for payment or distribution in respect of the Subordinated Debt Securities (any such remaining amount being defined as the "Excess Proceeds") and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due thereon, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Derivative Obligations before any payment may be made on the Subordinated Debt Securities. (Sections 10.3 and 10.12 of the Subordinated Indenture.) By reason of such subordination, in the event of a bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the Subordinated Debt Securities or coupons appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. No series of subordinated debt is subordinated to any other series of subordinated debt. However, by reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to creditors in respect of Derivative Obligations, in the event of a bankruptcy or insolvency of J.P. Morgan, the holders of the Subordinated Debt Securities may receive less, ratably, than holders of Antecedent Subordinated Indebtedness (as defined below). Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities. The Subordinated Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

     Senior Indebtedness of J.P. Morgan is defined as the principal of, premium, if any, and interest on (a) all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except (i) the DM400,000,000 aggregate principal amount of Floating Rate Subordinated Notes of 1985/1995 of J.P. Morgan; (ii) the U.S. $400,000,000 aggregate principal amount of Zero Coupon Subordinated Notes Due 1998 of J.P. Morgan; (iii) the U.S. $250,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due 1998 of J.P. Morgan; (iv) the U.S. $150,000,000 aggregate principal amount of 8 1/2% Subordinated Notes Due 2003 of J.P. Morgan;
(v) the U.S. $500,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due 2004 of J.P. Morgan; (vi) the CAN. $250,000,000 aggregate principal amount of 6 7/8% Subordinated Notes Due 2004 of J.P. Morgan; (vii) the U.S. $200,000,000 aggregate principal amount of 7 1/4% Subordinated Notes Due 2002 of J.P. Morgan; (viii) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002 of J.P. Morgan; (ix) the U.S. $250,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2002; (x) the U.S. $200,000,000 aggregate principal amount of Floating Rate Subordinated Constant Maturity Treasury Notes Due 2000 of J.P. Morgan; (xi) the U.S. $300,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2005; (xii) the U.S. $150,000,000 aggregate principal amount of 5 3/4% Subordinated Notes Due 2008 of J.P. Morgan; (xiii) the U.S. $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes Due 2009 of J.P. Morgan;
(xiv) the ITL. 150,000,000,000 aggregate principal amount of 8% Subordinated Notes Due 2003 of J.P. Morgan; (xv) the U.S.$100,000,000 aggregate principal amount of 8% Subordinated Notes due 2005 of J.P. Morgan; (xvi) the U.S.$100,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due 2010 of J.P. Morgan; and (xvii) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "Indebtedness of J.P. Morgan for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Debt Securities shall rank pari passu with the Subordinated Notes referred to in
(a)(i) through (a)(xv), although, as noted above, the Subordinated Debt Securities, as opposed to the Antecedent Subordinated Indebtedness, will be subordinated in the event of a bankruptcy or insolvency of J.P. Morgan to Derivative Obligations. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section
1.1. of the Subordinated Indenture)

     Derivative Obligations of J.P. Morgan are defined in the Subordinated Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on the date of the Subordinated Indenture. (Section 1.1. of the Subordinated Indenture)

     Antecedent Subordinated Indebtedness of J.P. Morgan is defined in the Subordinated Indenture as all indebtedness and other obligations outstanding on the date of the Subordinated Indenture and enumerated in clauses (a)(i) through
(a)(ix) of the definition of "Senior Indebtedness" (Section 1.1. of the Subordinated Indenture)

     Limited Right of Acceleration. Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Debt Securities, payment of principal of the Subordinated Debt Securities may be accelerated only in the case of the bankruptcy or reorganization of J.P. Morgan. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Debt Securities or the performance of any other covenant of J.P. Morgan contained in the Indenture. In the event of a default in the payment of principal of, premium, if any, or interest, or the performance of any other covenant in the Subordinated Debt Securities or the Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, or interest or the performance of such covenant. (Sections 5.2 and 5.4 of the Subordinated Indenture.)

SENIOR DEBT SECURITIES

     The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of J.P. Morgan. Since J.P. Morgan is a holding company, however, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

EVENTS OF DEFAULT, WAIVER, NOTICE, J.P. MORGAN DEBT SECURITIES IN FOREIGN CURRENCIES

     As to any series of J.P. Morgan Debt Securities, an Event of Default is defined in the Indentures as (a) default for 30 days in payment of any interest on the J.P. Morgan Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the J.P. Morgan Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the J.P. Morgan Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the respective Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the Indenture; and (e) certain events of bankruptcy or reorganization of J.P. Morgan. (Sections 5.1. of the Indentures) An Event of Default with respect to a particular series of J.P. Morgan Debt Securities issued under the respective Indenture does not necessarily constitute an Event of Default with respect to any other series of J.P. Morgan Debt Securities issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of the respective J.P. Morgan Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such J.P. Morgan Debt Securities or in the making of any sinking fund payment with respect to such J.P. Morgan Debt Securities) if the Trustee considers it in the interest of the holders of J.P. Morgan Debt Securities of such series to do so. (Sections 5.11. of the Indentures)

     The Subordinated Indenture provides that if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Subordinated Trustee or the holders of at least 25% in principal amount of all Subordinated Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Subordinated Debt Securities, the portion thereof specified in the terms thereof) of all Subordinated Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, or interest, if any, on such Subordinated Debt Securities) may be waived by the holders of a majority in principal amount of the Subordinated Debt Securities of all series then outstanding. (Sections
5.1 and 5.10. of the Subordinated Indenture)

     The Debt Indenture provides that (1) if an Event of Default described in clause (a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding (each such series voting as a separate class in the case of an Event of Default under clause (a), (b) or (c) and all such series voting as one class in the case of an Event of Default under clause (d)) may declare the principal

(or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) or (e) above (if the Event of Default under clause (d) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the Debt Trustee or the holders of at least 25% in principal amount of all Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium or interest, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series as the case may be) then outstanding. (Sections 5.1 and 5.10. of the Debt Indenture)

     The holders of a majority in principal amount of the outstanding J.P. Morgan Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, subject to certain limitations specified in the applicable Indenture, provided that the holders of J.P. Morgan Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the Indentures.) The Indentures require the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the applicable Indenture. (Sections 3.5 of the Indentures.) Whenever either Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of J.P. Morgan Debt Securities, in the absence of any provision to the contrary in the form of J.P. Morgan Debt Security, any amount in respect of any J.P. Morgan Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11 of the Subordinated Indenture and Section 11.11 of the Debt Indenture.)

MODIFICATION OF THE INDENTURES; WAIVER OF COMPLIANCE

     Each Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective J.P. Morgan Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective J.P. Morgan Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any respective J.P. Morgan Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount J.P. Morgan Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any J.P. Morgan Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the J.P. Morgan Debt Securities provide therefor, any right of repayment at the option of the holder of a J.P. Morgan Debt Security, without the consent of the holder of each respective J.P. Morgan Debt Security so affected or (ii) reduce the aforesaid percentage of J.P. Morgan Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each J.P. Morgan Debt Security so affected. (Sections 8.2 and 8.6. of the Indentures)

     The Indentures also permit J.P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of J.P. Morgan Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of J.P. Morgan Debt Security already outstanding, and for certain other purposes. (Sections 8.1. of the Indentures)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

     J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the J.P. Morgan Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Articles Nine of the Indentures.)

CONCERNING THE TRUSTEE, PAYING AGENT, REGISTRAR AND TRANSFER AGENT

     J.P. Morgan and its subsidiaries have normal banking relationships with the Trustee, First Trust of New York, National Association. First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005, will also be the paying agent, registrar and transfer agent for any series of J.P. Morgan Debt Securities.

GLOBAL J.P. MORGAN DEBT SECURITIES

     Any series of J.P. Morgan Debt Securities may be issued in the form of one or more global certificates (the "Global Debt Security") registered in the name of a depository or a nominee of a depository (the "Depository"). Unless otherwise specified in an applicable Prospectus Supplement, the Depository will be the Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be CEDE & CO. ("CEDE"). Accordingly, CEDE is expected to be the initial registered holder of any series of J.P. Morgan Debt Securities. No person acquiring an interest in such series of J.P. Morgan Debt Securities (a "Holder") will be entitled to receive a certificate representing such person's interest in the J.P. Morgan Debt Securities except as set forth herein. Unless and until definitive J.P. Morgan Debt Securities are issued under the limited circumstances described herein, all references to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to Holders shall refer to payments and notices to DTC or CEDE, as the registered holder of the J.P. Morgan Debt Securities, as the case may be, for distribution to Holders in accordance with the DTC procedures.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the 1934 Act. DTC was created to hold securities for its participating organizations ("'Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, J.P. Morgan Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, Holders may experience some delay in their receipt of payments, since such payments will be forwarded by the agent designated by J.P. Morgan to CEDE, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Holders. It is anticipated that CEDE, as nominee of DTC, will be the registered holder of all of the J.P. Morgan Debt Securities. Holders will not be recognized by either of the Trustees as registered holders of the J.P. Morgan Debt Securities entitled to the benefits of the relevant Indenture. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of J.P. Morgan Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which Holders have accounts with respect to the J.P. Morgan Debt Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Holder to pledge J.P. Morgan Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such J.P. Morgan Debt Securities, may be limited due to the absence of physical certificates for such J.P. Morgan Debt Securities.

     DTC has advised J.P. Morgan that it will take any action permitted to be taken by a Holder under the relevant Indenture only at the direction of one or more Participants to whose accounts with DTC the J.P. Morgan Debt Securities are credited.

     The Global Debt Security shall be exchangeable for J.P. Morgan Debt Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies J.P. Morgan that it is unwilling or unable to continue as depository for such Global Debt Security or if at any time DTC ceases to be a clearing agency registered under the 1934 Act at a time when DTC is required to be so registered to act as such depository or (ii) J.P. Morgan executes and delivers to the Trustee a Company Order that such Global Debt Security shall be so exchangeable. Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for J.P. Morgan Debt Securities registered in such names as DTC shall direct.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive J.P. Morgan Debt Securities. Upon surrender by DTC of the Global Debt Security representing the J.P. Morgan Debt Securities and instructions for registration, the Trustee will reissue the J.P. Morgan Debt Securities as definitive J.P. Morgan Debt Securities, and thereafter the Trustee will recognize the holders of such definitive J.P. Morgan Debt Securities as registered holders of J.P. Morgan Debt Securities entitled to the benefits of the applicable Indenture.

     The Global Debt Security may not be transferred except as a whole by DTC with respect to such Global Debt Security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository appointed by the Corporation. DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Debt Security evidencing all or part of the J.P. Morgan Debt Securities unless such beneficial interest is an amount equal to an authorized denomination for the J.P. Morgan Debt Securities.

                          DESCRIPTION OF DEBT WARRANTS

     J.P. Morgan may issue Debt Warrants for the purchase of J.P. Morgan Debt Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). A copy of the Debt Warrant Agreement, including the form of warrant certificate (the "Debt Warrant Certificate") representing the Debt Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete.

GENERAL

     If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and the Debt Warrant Certificates representing the Offered Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt

Warrants; (2) if applicable, the designation and terms of any related J.P. Morgan Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such J.P. Morgan Debt Security;
(3) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency other than U.S. dollars or in any currency unit, the denomination of such J.P. Morgan Debt Securities and the coin or currency or units based on or relating to currencies (including ECU) in which the principal, premium, if any, and interest on such J.P. Morgan Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due;
(4) if applicable, the date on and after which the Offered Debt Warrants and the related J.P. Morgan Debt Securities will be separately transferable; (5) the principal amount of J.P. Morgan Debt Securities purchasable upon exercise of the Offered Debt Warrants and the price at which and coin or currency or units based on or relating to currencies (including ECU) in which such principal amount of J.P. Morgan Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Offered Debt Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (7) if the J.P. Morgan Debt Securities purchasable upon exercise of Offered Debt Warrants are original issue discount J.P. Morgan Debt Securities, a discussion of the specific Federal income tax, accounting and other special considerations applicable thereto; and (8) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations, may, if in registered form, be presented for registration and transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the J.P. Morgan Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the J.P. Morgan Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

     Each Offered Debt Warrant will entitle the holder to purchase for cash such principal amount of J.P. Morgan Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Debt Warrants. Offered Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Debt Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by J.P. Morgan), unexercised Debt Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Debt Warrants may be exercised by delivery to the Debt Warrant Agent of the Debt Warrant Certificate evidencing such Debt Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the J.P. Morgan Debt Securities purchasable upon such exercise. The exercise price will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the Prospectus Supplement relating to the Offered Debt Warrants. Upon receipt of such payment and such Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, J.P. Morgan will, as soon as practicable, forward the J.P. Morgan Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining Debt Warrants.

                     DESCRIPTION OF SERIES PREFERRED STOCK

     J.P. Morgan is authorized to issue up to 10,000,000 shares of preferred stock without par value (the "Preferred Stock"), which may be issued from time to time in one or more series with such terms as are determined by resolution of the Board of Directors. All shares of Series Preferred Stock, irrespective of series, constitute one and the same class. See "Description of Capital Stock." The following description of the terms of the Series Preferred Stock sets forth certain general terms and provisions of the Series Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Series Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Series Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

     The Board of Directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the Series Preferred Stock. The terms of a particular series of Series Preferred Stock may differ, among other things, in
(1) the number of shares to constitute such series, (2) the dividend rate (or the method of calculation) on the shares of such series, and whether such dividends are cumulative, (3) whether or not the shares of the series shall be redeemable and the terms thereof, (4) the terms and amount of any sinking fund provided for the purchase or redemption of the series, (5) whether or not the shares of the series shall be convertible into, or exchangeable for, cash or shares of any other series of Series Preferred Stock or other securities of J.P. Morgan and the terms thereof, (6) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of J.P. Morgan, (7) the terms of voting rights, if any, of shares of the series, (8) whether there are restrictions or conditions upon the issue or reissue of any additional preferred stock ranking on a parity with or prior to such series as to dividends or upon liquidation, dissolution or winding up, and (9) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series. Unless otherwise specifically set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, all series of Series Preferred Stock shall be of equal rank, preference and priority as to dividends and upon liquidation, dissolution or winding up of J.P. Morgan; when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in any payment thereof, and upon liquidation, dissolution or winding up of J.P. Morgan, if assets are insufficient to pay in full all shares of all series of Series Preferred Stock, then such assets shall be distributed among the holders ratably.

     As described under "Depositary Shares" below, J.P. Morgan may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Series Preferred Stock.

     Since J.P. Morgan is a holding company, the right of J.P. Morgan, and hence the right of creditors and stockholders of J.P. Morgan, to participate in any distribution of assets of any subsidiary, upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of J.P. Morgan itself as a creditor of the subsidiary may be recognized.

     The brief description of the principal provisions of the Series Preferred Stock set forth below does not purport to be complete.

DIVIDEND RIGHTS

     The holders of the Series Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock, and no more, payable quarterly (each, a "Dividend Payment Date"), unless otherwise specified in the Prospectus Supplement relating to a series of Series Preferred Stock. Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on the stock books of J.P. Morgan (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors of J.P. Morgan or a duly authorized committee thereof. Dividends payable on the Series Preferred Stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360 day year and for a period of a full calendar quarter, will be computed on the basis of a 360 day year consisting of twelve 30 day months. Unless otherwise specified in the Prospectus Supplement relating to a series of Series Preferred Stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any quarterly dividend period (being the period between such dividend payment dates) dividends at the rate or rates as described in the Prospectus Supplement relating to such series of Series Preferred Stock shall not have been declared and paid or set apart for payment on all outstanding shares of Series Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the Common Stock by J.P. Morgan. The cutting-off of dividends on Common Stock until the arrearages have been paid or provided for, as outlined above, and such rights, if any, to vote for the election of directors as may be set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, shall be the only consequences of the failure to declare or pay dividends on the Series Preferred Stock. After payment in full of all dividend arrearages on the Series Preferred Stock, dividends on the Common Stock may be declared and paid out of funds legally available for that purpose as the Board of Directors may determine.

     Each series of the Series Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series. Different series of the Series Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

OPTIONAL REDEMPTION

     J.P. Morgan may, at its option, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem one or more series of the Series Preferred Stock, in whole or in part, at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Series Preferred Stock.

     Any optional redemption by J.P. Morgan shall be with the approval of the appropriate bank regulatory authorities unless at the time such approval is not required. At the date of this Prospectus approval by the Federal Reserve Board is required.

     If less than all the outstanding shares of a series of the Series Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of J.P. Morgan or by any other method which may be determined by the Board of Directors to be equitable. From and after the redemption date (unless default shall be made by J.P. Morgan in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of such Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

     At the option of J.P. Morgan, shares of Series Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

CONVERSION OR EXCHANGE

     The holders of the Series Preferred Stock will have such rights, if any, to convert such shares into or to exchange such shares for, cash or shares of any other series of Series Preferred Stock of J.P. Morgan, as may be set forth in the Prospectus Supplement relating to a series of Series Preferred Stock.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of Series Preferred Stock, or except as expressly required by applicable law, the holders of the Series Preferred Stock will not be entitled to vote. In the event that J.P. Morgan issues full shares of any series of Series Preferred Stock, each such share will be generally entitled to one vote on matters on which holders of such series of the Series Preferred Stock are entitled to vote, irrespective of such series' aggregate stated value, liquidation preference or initial offering price. However, as more fully described under "Depositary Shares" below, if J.P. Morgan elects to issue Depositary Shares representing a fraction of a share of a series of Series Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote as shall be set forth in the Prospectus Supplement relating to such series rather than one vote, per Depositary Share.

     If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable by J.P. Morgan on any other series of Series Preferred Stock are in default, the number of directors of J.P. Morgan will be increased by two and the holders of record of all outstanding series of Series Preferred Stock upon which like voting rights have been conferred, voting as a single class without regard to series, will be entitled to vote for the election of such additional two directors until all dividends in default have been paid or declared and set apart for payment.

     So long as any shares of Series Preferred Stock remain outstanding (except as may be otherwise specified in the Certificate of Designation creating such Series Preferred Stock), J.P. Morgan shall not, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the Series Preferred Stock at the time outstanding and, entitled to vote, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of any series of Series Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) voting separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided; however, that in the event any such materially adverse alteration affects the rights of only a single series of Series Preferred Stock, then the alteration may be effected only with the vote or consent of at least two-thirds of the votes of such series of Series Preferred Stock; provided, further, that no such vote of any series of Series Preferred Stock will be required to authorize an increase in the amount of the authorized Series Preferred Stock and/or the creation and issuance of other series of Series Preferred Stock in accordance with J.P. Morgan's Restated Certificate of Incorporation, as amended. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights shall vote as a class (except as specifically provided otherwise).

     The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series Preferred Stock.

     Under regulations adopted by the Federal Reserve Board, if the holders of any series of Series Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over J.P. Morgan) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time (i) any bank holding company may be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain 5% or more of any series of Series Preferred Stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Bank Change in Control Act to acquire 10% or more of such series of Series Preferred Stock.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding up of J.P. Morgan, whether voluntary or involuntary, the holders of each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of J.P. Morgan or proceeds thereof, whether from capital or surplus, of such amounts as are set forth in the Prospectus Supplement relating to such series of Series Preferred Stock and, after such payment, the holders of such series of Series Preferred Stock shall be entitled to no other payments. If, in such case, the assets of J.P. Morgan or proceeds thereof shall be insufficient to make the full liquidating payment on such series of Series Preferred Stock and liquidating payments on any other outstanding series of Series Preferred Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of such series of Series Preferred Stock and any other outstanding series of Series Preferred Stock, ratably in accordance with the respective amounts which would be payable on all Series Preferred Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of J.P. Morgan with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of J.P. Morgan shall not be deemed or construed to be a liquidation, dissolution or winding up of J.P. Morgan.

MISCELLANEOUS

     Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company will serve as transfer agent, dividend disbursing agent and registrar for any series of Series Preferred Stock. The holders of any series of Series Preferred Stock will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of J.P. Morgan. When issued, each series of the Series Preferred Stock will be fully paid and nonassessable. The Certificate of Designation setting forth the provisions of any series of Series Preferred Stock will become effective after the date of the Prospectus Supplement relating to such series of Series Preferred Stock, but on or before issuance of such series of Series Preferred Stock.

                               DEPOSITARY SHARES

GENERAL

     J.P. Morgan may, at its option, elect to offer fractional shares of a particular series of Series Preferred Stock, rather than full shares of such series of Series Preferred Stock. In the event such option is exercised, J.P. Morgan will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock) of a share of a particular series of Series Preferred Stock as described below.

     The shares of any series of Series Preferred Stock represented by Depositary shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between J.P. Morgan and a bank or trust company selected by J.P. Morgan having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Series Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the particular series of Series Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement. Copies of the forms of the Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of J.P. Morgan, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at J.P. Morgan's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the particular series of Series Preferred Stock to the record holders of Depositary Shares relating to such Series Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of J.P. Morgan sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

     Upon surrender of Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office to or upon his order, of the number of whole shares of the related series of Series Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Series Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Series Preferred Stock, but holders of such whole shares of Series Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Series Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Series Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Series Preferred Stock. Whenever J.P. Morgan redeems shares of Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

VOTING THE SERIES PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Series Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Series Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and J.P. Morgan will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Series Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Series Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between J.P. Morgan and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by J.P. Morgan or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the related series of Series Preferred Stock in connection with any liquidation, dissolution or winding up of J.P. Morgan and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

     J.P. Morgan will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. J.P. Morgan will pay charges of the Depositary in connection with the initial deposit of the related series of Series Preferred Stock and any redemption of such Series Preferred Stock. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to J.P. Morgan notice of its election to do so, and J.P. Morgan may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Depositary will forward all reports and communications from J.P. Morgan which are delivered to the Depositary and which J.P. Morgan is required to furnish to the holders of the related series of Series Preferred Stock.

     Neither the Depositary nor J.P. Morgan will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of J.P. Morgan and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series Preferred Stock unless satisfactory indemnity is furnished. They may rely on written advice of counsel or accountants, or information provided by persons presenting Series Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

     J.P. Morgan may issue Preferred Stock Warrants for the purchase of a particular series of Series Preferred Stock or Depositary Shares. The Preferred Stock Warrants are to be issued under warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Preferred Stock Warrants (the "Offered Preferred Stock Warrants"). A copy of the Preferred Stock Warrant Agreement, including the form of preferred stock warrant certificate (the "Preferred Stock Warrant Certificate") representing the Preferred Stock Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates do not purport to be complete.

GENERAL

     If Preferred Stock Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Preferred Stock Warrants, and the Preferred Stock Warrant Agreement relating to the Offered Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing the Offered Preferred Stock Warrants including the following:

          (i) the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Series Preferred Stock or Depositary Shares purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Series Preferred Stock or Depositary Shares may be purchased upon such exercise;

          (ii) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date (the "Expiration Date") on which such right shall expire;

          (iii) United States Federal income tax consequences applicable to such Preferred Stock Warrants; and

          (iv) any other terms of such Preferred Stock Warrants.

     Preferred Stock Warrants for the purchase of Series Preferred Stock or Depositary Shares will be offered and exercisable for U.S. dollars only. Preferred Stock Warrants will be issued in registered form only. The exercise price for Preferred Stock Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.

EXERCISE OF PREFERRED STOCK WARRANTS

     Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares (as applicable) of Series Preferred Stock or Depositary Shares, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Offered Preferred Stock Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. Offered Preferred Stock Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Preferred Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by J.P. Morgan), unexercised Preferred Stock Warrants will become void. The place or places where, and the manner in which, Preferred Stock Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Preferred Stock Warrants.

     Prior to the exercise of any Preferred Stock Warrants to purchase Series Preferred Stock or Depositary Shares, holders of such Preferred Stock Warrants will not have any rights of holders of the Series Preferred Stock or Depositary Shares purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Series Preferred Stock or Depositary Shares purchasable upon such exercise or to exercise any applicable right to vote.

                        DESCRIPTION OF CURRENCY WARRANTS

     The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants to which any Prospectus Supplement may relate. The particular terms of the Currency Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Currency Warrants so offered will be described in the Prospectus Supplement relating to such Currency Warrants.

     Each issue of Currency Warrants will be issued under a warrant agreement (each, a "Currency Warrant Agreement") to be entered into between J.P. Morgan and Morgan Guaranty, as warrant agent (the "Currency Warrant Agent"), all as described in the Prospectus Supplement relating to such Currency Warrants. A copy of the form of Currency Warrant Agreement, including the form of currency warrant certificate (the "Currency Warrant Certificate") representing the Currency Warrants, substantially in the form in which it will be executed, is filed as an exhibit to the Registration Statement. Brief summaries of the principal provisions of the Currency Warrants and the Currency Warrant Agreement do not purport to be complete.

GENERAL

     J.P. Morgan may issue Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from J.P. Morgan the cash settlement value in U.S. dollars or other specified currency (together the "Payment Currency") of the right to sell a specified amount of a specified foreign currency or composite currency (the "Designated Currency") for a specified amount of the Payment Currency, or in the form of Currency Call Warrants entitling the holders thereof to receive from J.P. Morgan the cash settlement value in the Payment Currency of the right to purchase a specified amount of a Designated Currency for a specified amount of the Payment Currency.

     Unless otherwise provided in the applicable Prospectus Supplement, the cash settlement value of an exercised Currency Warrant will be an amount stated in U.S. dollars which, in the case of a Currency Put Warrant, is the greater of (i) zero and (ii) the amount computed by subtracting from a nominal amount of U.S. dollars specified in the Prospectus Supplement (the "U.S. Dollar Constant") an amount equal to the U.S. Dollar Constant times a fraction, the numerator of which is the strike price set forth in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate on the exercise date and, in the case of a Currency Call Warrant, is the greater of (i) zero and (ii) the amount computed by subtracting the U.S. Dollar Constant from an amount equal to the U.S. Dollar Constant times a fraction, the numerator of which is the strike price set forth in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate on the exercise date. If the cash settlement value is zero at the time of expiration of an unexercised Currency Warrant, the Currency Warrant will expire worthless.

     Reference is hereby made to the Prospectus Supplement relating to the particular issue of Currency Warrants offered thereby for the terms of such Currency Warrants, including, where applicable: (i) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both; (ii) the aggregate amount of such Currency Warrants; (iii) the offering price of such Currency Warrants; (iv) the Designated Currency, which currency may be a foreign currency or a composite currency, including ECU, and information regarding such currency or composite currency; (v) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vi) the manner in which such Currency Warrants may be exercised; (vii) the circumstances which will cause the Currency Warrants to be deemed automatically exercised; (viii) the minimum number, if any, of such Currency Warrants exercisable at any one time and any other restrictions on exercise; (ix) the method of determining the amount payable in connection with the exercise of such Currency Warrants, including the strike price or range of strike prices of such Currency Warrants, the method of determining the spot exchange rate and the U.S. Dollar Constant for such Currency Warrants; (x) the national securities exchange on which such Currency Warrants will be listed;
(xi) whether such Currency Warrants will, from the perspective of holders, be represented by certificates or issued in book-entry form; (xii) the place or places at which payment of the cash settlement value of such Currency Warrants is to be made by J.P. Morgan, if applicable; (xiii) information with respect to book-entry procedures, if any; (xiv) the plan of distribution of the Currency Warrants; and (xv) any other terms of such Currency Warrants.

     Prospective purchasers of Currency Warrants should be aware of special United States Federal income tax considerations applicable to instruments such as the Currency Warrants. The Prospectus Supplement relating to each issue of Currency Warrants will describe such tax considerations.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of a single global Currency Warrant Certificate, registered in the name of a depository or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be affected only through the selling holder's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

     Unless otherwise specified in the applicable Prospectus Supplement, each Currency Warrant will entitle the holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement.

LISTING

     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. There can be no assurance that such approval will be granted. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of J.P. Morgan not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange unless J.P. Morgan has, at the same time, arranged for listing on another national securities exchange.

                   RISK FACTORS RELATING TO CURRENCY WARRANTS

     Currency Warrants involve a high degree of risk, including foreign exchange risks and the risk of expiring worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of their Currency Warrants. Prospective purchasers of the Currency Warrants should be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with their advisers of the suitability of the Currency Warrants in light of their particular financial circumstances, the information set forth under "Description of Currency Warrants" herein and the risk factors and information regarding the Currency Warrants and the Designated Currency set forth in the Prospectus Supplement relating to such Currency Warrants.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of J.P. Morgan consists of 500,000,000 shares of Common Stock, $2.50 par value, and 10,000,000 shares of Preferred Stock, no par value. At September 30, 1995, there were 200,677,173 shares outstanding of Common Stock and 2,444,300 shares of Series A Adjustable Rate Cumulative Preferred Stock and 50,000 shares each of Series B, C, D, E and F Variable Cumulative Preferred Stock.

     The brief summary of the principal provisions contained in J.P. Morgan's Restated Certificate of Incorporation does not purport to be complete.

COMMON STOCK

     Subject to the prior rights of the Preferred Stock, holders of J.P. Morgan Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any fund legally available therefor and upon liquidation, dissolution or winding up to receive pro rata all of J.P. Morgan remaining after provision has been made for the payments of creditors.

     Under the Federal Reserve Act, there are legal restrictions that limit the amount of dividends that Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), a subsidiary of J.P. Morgan and a state member bank, can declare. The most restrictive test requires approval of the Board of Governors of the Federal Reserve System if dividends declared exceed the net profits for that year as defined, combined with the net profits for the preceding two years. The calculation of the amount available for payment of dividends is based on net profits determined in accordance with bank regulatory accounting principles reduced by the amount of dividends declared. At December 31, 1994, the cumulative retained net profits for the years 1994 and 1993 available for distribution as dividends by Morgan Guaranty in 1995 without approval of the Federal Reserve Board amounted to approximately $1,440 million.

     The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice. Delaware banking law also places certain restrictions on the amount of dividends that J.P. Morgan Delaware, a subsidiary of J.P. Morgan and a Delaware state bank, can pay.

  Voting Rights

     Subject to the voting rights of the Preferred Stock, all voting rights are vested in the holders of shares of J.P. Morgan Common Stock, each share being entitled to one vote.

  Preemptive Rights

     Holders of J.P. Morgan Common Stock do not have any preemptive rights to subscribe to any additional securities that J.P. Morgan may issue.

  Non-Assessability

     Under Delaware law J.P. Morgan Common Stock is validly issued, fully paid and non-assessable.

PREFERRED STOCK

     General. The Preferred Stock, of which 10,000,000 shares have been authorized, upon issuance has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of J.P. Morgan and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, also will be fixed by the Board of Directors. The shares of Series Preferred Stock referred to in this Prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

  Series A Preferred Stock

     Adjustable Rate Cumulative Preferred Stock, Series A. In March 1983, the Corporation issued 2,500,000 shares of the Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") of which 2,444,300 shares are currently outstanding. Dividends on the Series A Preferred Stock are cumulative. If the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the number of directors of J.P. Morgan will be increased by two and the holders of the outstanding Series A Preferred Stock, voting together as a single class with holders of shares of any other series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors (the holders of record of Series A Preferred Stock being entitled to cast 1/10 of one vote) until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation or dissolution, the holders of shares of Series A Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

     Except under certain circumstances, shares of Series A Preferred Stock were not redeemable prior to March 1, 1986. On or after such date and prior to February 29, 1988, shares of Series A Preferred Stock were redeemable at the option of J.P. Morgan, as a whole or in part, at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series A Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

     Dividends on the Series A Preferred Stock are established quarterly by a formula based on the interest rates of certain actively traded U.S. Treasury obligations. In no event will the quarterly dividends payable on the Series A Preferred Stock be less than 5.00% or greater than 11.50% per annum.

  Series B, C, D, E and F Preferred Stock

     Variable Cumulative Preferred Stock, Series B, C, D, E and F. In January 1990, as another series of series preferred stock, J.P. Morgan issued $250 million, or 250,000 shares, of Variable Cumulative Preferred Stock, Series B, C, D, E and F (the "Variable Cumulative Preferred Stock") in five series of 50,000 shares each -- Series B, Series C, Series D, Series E and Series F. These issues, priced at $1,000 per share, have contingent voting rights and a liquidation preference of $1,000 per share, plus accrued and unpaid dividends.

Each of the five series is identical except that the dividend rates and dividend payment dates vary and separate auctions on different auction dates are held by each series.

     The shares of each of these series of Variable Cumulative Preferred Stock are redeemable as a whole or in part (in units of 100 shares), except under certain conditions, at the option of J.P. Morgan, at a redemption price of $1,000 per share plus an amount equal to accrued and unpaid dividends.

     Dividends on each series of Variable Cumulative Preferred Stock are cumulative and are payable generally every 49 days, subject to certain conditions. The dividend rates are set at a rate per annum that is determined either by an auction conducted on each such series of Variable Cumulative Preferred Stock on the business day preceding the commencement of a subsequent dividend period or by a remarketing. The rate for any dividend period is subject to a maximum rate based upon the "AA" Composite Commercial Paper Rate and the credit ratings of the Variable Cumulative Preferred Stock in effect on a particular auction date.

                              PLAN OF DISTRIBUTION

     J.P. Morgan may sell the Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. J.P. Morgan may sell the Series Preferred Stock, including any associated Depositary Shares, the Preferred Stock Warrants or the Currency Warrants being offered hereby through underwriters. Any such persons may be customers of, engage in transactions with, or perform services for, J.P. Morgan in the ordinary course of business.

     Securities may be offered and sold through agents designated by J.P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J.P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J.P. Morgan to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     If an underwriter or underwriters are utilized in the sale of the Offered Securities, J.P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, J.P. Morgan will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with

J.P. Morgan, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by J.P. Morgan and sales thereof may be made by J.P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, J.P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J.P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and, unless J.P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J.P. Morgan.

     Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J.P. Morgan.

     The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

     The offer and sale of the Offered Securities by an affiliate of J.P. Morgan will comply with the requirements of Schedule E ("Schedule E") of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. Accordingly, an affiliate of J.P. Morgan that is a member of the NASD may participate in a public offering and sale of J.P. Morgan Debt Securities, Series Preferred Stock or Depositary Shares if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J.P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities, including without limitation Debt Warrants, Preferred Stock Warrants and Currency Warrants, if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of Schedule E.

     Each NASD member participating in offers and sales of the Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

                                    EXPERTS

     The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994, (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

     The validity of the Securities offered hereby will be passed upon by Margaret M. Foran, Vice President and Assistant General Counsel and Assistant Secretary of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for any underwriters, selling agents and certain other purchasers. Ms. Foran owns or has the right to acquire a number of shares of Common Stock of J.P. Morgan equal to or less than 0.01% of the outstanding Common Stock of J.P. Morgan.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

 1(a)(1)*     --   Form of Underwriting Agreement (including form of Delayed Delivery Contract)
                   for Subordinated Debt.
 1(a)(2)**    --   Form of Underwriting Agreement (including form of Delayed Delivery Contract)
                   for Debt.
 1(a)(3)+     --   Form of Underwriting Agreement for Series Preferred Stock, Depositary Shares
                   and Preferred Stock Warrants.
 1(a)(4)+     --   Form of Underwriting Agreement for Currency Warrants.
 1(b)(1)*     --   Form of Purchase Agreement for Subordinated Debt.
 1(b)(2)**    --   Form of Purchase Agreement for Debt.
 1(c)(1)*     --   Form of Selling Agent Agreement for Subordinated Debt.
 1(c)(2)**    --   Form of Selling Agent Agreement for Debt.
 1(d)(1)++    --   Form of Distribution Agreement for Medium-Term Notes.
 3(a)+++      --   Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated, as
                   amended.
 3(b)+        --   By-Laws of J.P. Morgan & Co. Incorporated as amended through December 11,
                   1991.
 4(a)(1)*     --   Indenture dated as of March 1, 1993, between J.P. Morgan & Co. Incorporated and Citibank, N.A., as Trustee (now First Trust of New York, National
                   Association, as Successor Trustee).
 4(a)(2)**    --   Indenture dated as of August 15, 1982, between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee
                   (now First Trust of New York, National Association, as Successor Trustee),
                   (incorporated herein by reference to J.P. Morgan's Current Report on Form
                   8-K, dated February 7, 1986, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Act")).
 4(a)(3)**    --   Form of First Supplemental Indenture dated as of May 5, 1986 between J.P.
                   Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover
                   Trust Company), as Trustee, (now First Trust of New York, National
                   Association, as Successor Trustee)(incorporated herein by reference to J.P.
                   Morgan's Current Report on Form 8-K, dated August 13, 1986, filed pursuant to
                   Section 13 of the Act).
 4(a)(4)+     --   Form of Certificate of Designations for Series Preferred Stock.
 4(a)(5)+     --   Form of Certificate for Shares of Series Preferred Stock.
 4(a)(6)+     --   Form of Deposit Agreement.
 4(a)(7)+     --   Form of Depositary Receipt of Depositary Shares (contained as Exhibit A to
                   Form of Deposit Agreement).
 4(b)(1)*     --   Form of Security (Subordinated Note).
 4(b)(2)**    --   Form of Security (Note).
 4(c)(1)*     --   Form of Security (Subordinated Debenture).
 4(c)(2)**    --   Form of Security (Debenture).
 4(d)(1)*     --   Form of Security (Discount Subordinated Security).
 4(d)(2)**    --   Form of Security (Discount Security).
 4(e)(1)*     --   Form of Security (Zero Coupon Subordinated Security).
 4(e)(2)**    --   Form of Security (Zero Coupon Security).

 4(f)(1)*     --   Form of Security (Extendible Subordinated Note).
 4(f)(2)**    --   Form of Security (Extendible Note).
 4(g)*        --   Form of Debt Warrant Agreement.
 4(h)*        --   Form of Debt Warrant (included as Exhibit A to form of Warrant Agreement).
 4(i)+        --   Form of Preferred Stock Warrant Agreement.
 4(j)+        --   Form of Preferred Stock Warrant (included as Exhibit A to form of Preferred
                   Stock Warrant Agreement).
 4(k)+        --   Form of Currency Warrant Agreement.
 4(l)+        --   Form of Currency Warrant (included as Exhibit A to form of Currency Warrant
                   Agreement).
 5            --   Opinion of Margaret M. Foran.
12.2+++       --   Computation of Consolidated Ratio of Earnings to Fixed Charges and
                   Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividends.
23(a)         --   Consent of Price Waterhouse LLP.
  (b)         --   Consent of Margaret M. Foran (included in Exhibit 5).
24            --   Powers of Attorney.
25.1++        --   Statement of Eligibility of Debt Trustee on Form T-1.
25.2++        --   Statement of Eligibility of Subordinated Trustee on Form T-1.

---------------

   * Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.
  ** Previously filed as an exhibit to Registration Statement No. 33-49049 and incorporated by reference herein.
   + Previously filed as an exhibit to Registration Statement No. 33-49775 and incorporated by reference herein.
  ++ To be filed by amendment to the Registration Statement.
 +++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 14th day of November, 1995.

                                          J.P. MORGAN & CO. INCORPORATED

                                          By:     /s/  MARGARET M. FORAN

                                            ------------------------------------
                                                     (Margaret M. Foran
                                             Vice President, Assistant General
                                              Counsel and Assistant Secretary)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ---------------------------   ------------------
          /s/  DOUGLAS A. WARNER III*           Chairman of the Board,         November 14, 1995
---------------------------------------------     President and Director
           (Douglas A. Warner III)                (Principal Executive
                                                  Officer)
               /s/  RILEY P. BECHTEL*           Director                       November 14, 1995
---------------------------------------------
             (Riley P. Bechtel)
               /s/  MARTIN FELDSTEIN*           Director                       November 14, 1995
---------------------------------------------
             (Martin Feldstein)
                 /s/  HANNA H. GRAY*            Director                       November 14, 1995
---------------------------------------------
               (Hanna H. Gray)
              /s/  JAMES R. HOUGHTON*           Director                       November 14, 1995
---------------------------------------------
             (James R. Houghton)
              /s/  JAMES L. KETELSEN*           Director                       November 14, 1995
---------------------------------------------
             (James L. Ketelsen)
                 /s/  WILLIAM S. LEE*           Director                       November 14, 1995
---------------------------------------------
              (William S. Lee)
             /s/  ROBERTO G. MENDOZA*           Vice Chairman of the Board     November 14, 1995
---------------------------------------------     and Director
            (Roberto G. Mendoza)
                /s/  LEE R. RAYMOND*            Director                       November 14, 1995
---------------------------------------------
              (Lee R. Raymond)
             /s/  RICHARD D. SIMMONS*           Director                       November 14, 1995
---------------------------------------------
            (Richard D. Simmons)

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ---------------------------   ------------------
               /s/  KURT F. VIERMETZ*           Vice Chairman of the Board     November 14, 1995
---------------------------------------------     and Director
             (Kurt F. Viermetz)
              /s/  RODNEY B. WAGNER*            Vice Chairman of the Board     November 14, 1995
---------------------------------------------     and Director
             (Rodney B. Wagner)
           /s/  DENNIS WEATHERSTONE*            Retired Chairman of the        November 14, 1995
---------------------------------------------     Board and Director
            (Dennis Weatherstone)
              /s/  DOUGLAS C. YEARLY*           Director                       November 14, 1995
---------------------------------------------
             (Douglas C. Yearly)
              /s/  JOHN A. MAYER, JR.*          Chief Financial Officer        November 14, 1995
---------------------------------------------     (Principal Financial and
            (John A. Mayer, Jr.)                  Accounting Officer)
               /s/  DAVID H. SIDWELL*           Managing Director and          November 14, 1995
---------------------------------------------     Controller (Principal
             (David H. Sidwell)                   Accounting Officer)
       *By:    /s/  MARGARET M. FORAN                                          November 14, 1995
---------------------------------------------
             (Margaret M. Foran,
              Attorney-in-Fact)

                                EXHIBIT INDEX

 1(a)(1)*     --   Form of Underwriting Agreement (including form of Delayed Delivery Contract)
                   for Subordinated Debt.
 1(a)(2)**    --   Form of Underwriting Agreement (including form of Delayed Delivery Contract)
                   for Debt.
 1(a)(3)+     --   Form of Underwriting Agreement for Series Preferred Stock, Depositary Shares
                   and Preferred Stock Warrants.
 1(a)(4)+     --   Form of Underwriting Agreement for Currency Warrants.
 1(b)(1)*     --   Form of Purchase Agreement for Subordinated Debt.
 1(b)(2)**    --   Form of Purchase Agreement for Debt.
 1(c)(1)*     --   Form of Selling Agent Agreement for Subordinated Debt.
 1(c)(2)**    --   Form of Selling Agent Agreement for Debt.
 1(d)(1)++    --   Form of Distribution Agreement for Medium-Term Notes.
 3(a)+++      --   Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated, as
                   amended.
 3(b)+        --   By-Laws of J.P. Morgan & Co. Incorporated as amended through December 11,
                   1991.
 4(a)(1)*     --   Indenture dated as of March 1, 1993, between J.P. Morgan & Co. Incorporated and Citibank, N.A., as Trustee (now First Trust of New York, National
                   Association, as Successor Trustee).
 4(a)(2)**    --   Indenture dated as of August 15, 1982, between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee
                   (now First Trust of New York, National Association, as Successor Trustee),
                   (incorporated herein by reference to J.P. Morgan's Current Report on Form
                   8-K, dated February 7, 1986, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Act")).
 4(a)(3)**    --   Form of First Supplemental Indenture dated as of May 5, 1986 between J.P.
                   Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover
                   Trust Company), as Trustee, (now First Trust of New York, National
                   Association, as Successor Trustee)(incorporated herein by reference to J.P.
                   Morgan's Current Report on Form 8-K, dated August 13, 1986, filed pursuant to
                   Section 13 of the Act).
 4(a)(4)+     --   Form of Certificate of Designations for Series Preferred Stock.
 4(a)(5)+     --   Form of Certificate for Shares of Series Preferred Stock.
 4(a)(6)+     --   Form of Deposit Agreement.
 4(a)(7)+     --   Form of Depositary Receipt of Depositary Shares (contained as Exhibit A to
                   Form of Deposit Agreement).
 4(b)(1)*     --   Form of Security (Subordinated Note).
 4(b)(2)**    --   Form of Security (Note).
 4(c)(1)*     --   Form of Security (Subordinated Debenture).
 4(c)(2)**    --   Form of Security (Debenture).
 4(d)(1)*     --   Form of Security (Discount Subordinated Security).
 4(d)(2)**    --   Form of Security (Discount Security).
 4(e)(1)*     --   Form of Security (Zero Coupon Subordinated Security).
 4(e)(2)**    --   Form of Security (Zero Coupon Security).

 4(f)(1)*     --   Form of Security (Extendible Subordinated Note).
 4(f)(2)**    --   Form of Security (Extendible Note).
 4(g)*        --   Form of Debt Warrant Agreement.
 4(h)*        --   Form of Debt Warrant (included as Exhibit A to form of Warrant Agreement).
 4(i)+        --   Form of Preferred Stock Warrant Agreement.
 4(j)+        --   Form of Preferred Stock Warrant (included as Exhibit A to form of Preferred
                   Stock Warrant Agreement).
 4(k)+        --   Form of Currency Warrant Agreement.
 4(l)+        --   Form of Currency Warrant (included as Exhibit A to form of Currency Warrant
                   Agreement).
 5            --   Opinion of Margaret M. Foran.
12.2+++       --   Computation of Consolidated Ratio of Earnings to Fixed Charges and
                   Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividends.
23(a)         --   Consent of Price Waterhouse LLP.
  (b)         --   Consent of Margaret M. Foran (included in Exhibit 5).
24            --   Powers of Attorney.
25.1++        --   Statement of Eligibility of Debt Trustee on Form T-1.
25.2++        --   Statement of Eligibility of Subordinated Trustee on Form T-1.

---------------

   * Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.
  ** Previously filed as an exhibit to Registration Statement No. 33-49049 and incorporated by reference herein.
   + Previously filed as an exhibit to Registration Statement No. 33-49775 and incorporated by reference herein.
  ++ To be filed by amendment to the Registration Statement.
 +++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.